                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 2, 2002

                                WATERFALLS CORP.
            ---------------------------------------------------------
               (Exact name of Registrant as specified in charter)

      Delaware                        0-32087                    58-2502346

(State or other jurisdiction     (Commission File             (IRS Employer
     of incorporation)                Number)             Identification Number)

       290 NW 165th Street, Penthouse 2, North Miami Beach, Florida 33169
          -------------------------------------------------------------
                     (Address of Principal Executive Office)

                                 (305) 947-5915
                           --------------------------
               (Registrant's telephone number including area code)

            1000 Abernathy Road NE, Suite 310, Atlanta, Georgia 30328
     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 4.    Changes in Registrant's Certifying Accountant

On May 25, 2002, Massella Rubenstein, LLP, was dismissed as the Company's accountant. Management and the Board of Directors has engaged the firm of Gerson
Preston amp; Robinson as its new auditor.

There were no disagreements between the Company and the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused him to make reference in connection with his report to the subject matter of the disagreements.

During the past two years, Massella Rubenstein's report on the financial statements did not contain an adverse opinion nor a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or auditing principles.

During the two most recent fiscal years and any subsequent interim period preceding the resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

At no time during the former accountant's period of engagement did any report prepared by such accountant contain an adverse opinion or disclaimer of opinion.
Further, no report prepared was qualified as to uncertainty, audit scope, or accounting principles.

Item 7.    Financial Statements and Exhibits

                (a) Financial statements of businesses acquired.

                           Not applicable.

                (b) Pro forma financial information.

                           Not applicable.

                (c) Exhibits

                           Exhibit 16: Letter from Massella Rubenstein LLP, Certified Public Accountants

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                                   SIGNATURES

          Pursuant to the  requirements of the Securities  Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WATERFALLS CORP.

Date: July 31, 2002                  By: /s/ Michael J. Linde
--------------------                    -----------------------------------------
                                             Michael J. Linde
                                             Chief Executive Officer and President